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                                                                    EXHIBIT 10.7

AMENDMENT  TO  EMPLOYMENT  AGREEMENT

This amendment (the "Amendment") and the attached Schedule A are entered into as of 30th day of April, 2001 by Del Webb Corporation, a Delaware corporation (the "Company"), and LeRoy Hanneman. To the extent there is any actual or apparent conflict between this Amendment and the terms of the Employment Agreement, this Amendment shall prevail.

Whereas, Company and the Employee desire to amend the Agreement in certain respects;

Now therefore, the Agreement is hereby amended as follows:

         Section 2 of the Agreement is amended by the addition of the following
Section 2(e):

                  "(e) Merger with Pulte Corporation. Notwithstanding anything in this Agreement to the contrary, upon the effective date of the merger of Company and Pulte Acquisition Corp. pursuant to the merger agreement dated April 30, 2001 (the "Merger Effective Date") between Company, Pulte Corporation and Pulte Acquisition Corporation, Employee will, at his election, either continue as an at will employee of Company or become a consultant to Company for the period (the "Post-Merger Period") beginning on the Merger Effective Date and continuing until the first to occur of (1) the first anniversary of the Merger Effective Date and (2) termination of the Employee's employment or consulting arrangement because of Employee's death or disability, or termination by Company (if Company terminates, he will automatically become a consultant for the remainder of the one year period following the Merger Effective Date. If Employee elects to continue as an Employee, he may, at any time during the Post-Merger Period, elect to cease being an employee and then must continue as a consultant, on an as-needed basis by Company (making himself available as reasonably requested by the Company) until the end of the Post-Merger Period. Once Employee elects to be a consultant, he may not return to employee status without the consent of Company."

         Section 11 is amended as follows:

                  "For purposes of this Section, a Competing Business is defined as a business which operates within 100 miles of any existing Company location in which any of the businesses of Company are being conducted on the Merger Effective Date and which engages in the development of any age-restricted communities of 500 units or greater in any location. The Restrictive Covenant of this Section 11 will continue until the end of the Post-Merger Period."

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         Section 11 (a) (2) is amended as follows:

                  "During the Post Merger Period, directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person or entity, seek to hire and/or hire any individual who is employed by Company and/or Pulte Acquisition Corp., unless previously terminated by the Company and/or Pulte Acquisition Corp."

         Section 11 (f) is amended by the addition of the following at the end thereof:

                  "Notwithstanding the foregoing, if the Change-in Control results from the merger of Company and Pulte Acquisition Corp. pursuant to the merger agreement described in Section 2(e) above, the restrictive covenant contained in this Section 11 will continue until the end of the Post-Merger Period."

                  Breach and Opportunity to Cure

                  No damages for any breach of the foregoing provisions shall be available in the absence of providing Mr. Hanneman with 30 days' written notice and opportunity to cure.

                  Del Webb Corporation

                  By: /s/ Robertson C. Jones
                      ----------------------

                  Its: Senior Vice President and General Counsel



                  /s/ LeRoy Hanneman
                  --------------------------
                  LeRoy Hanneman

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                                   Schedule A

LeRoy Hanneman shall receive a fee of One Million Dollars ($1,000,000) on the first anniversary of the Merger Effective Date.

Consulting/Advisory Duties: Mr. Hanneman will make himself reasonably available, at such times as are mutually agreed upon, to act in an advisory capacity and to provide professional guidance, input, counsel and advice as to matters relevant to the Company's existing business locations and affairs and such other matters that the Company shall request.